March 7, 2018 Delek US Holdings, Inc. Raymond James Institutional Investors Conference EX 99.1

Disclaimers 2 Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; collectively with Delek US, defined as “we”, “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively, and, as such, are governed by the rules and regulations of the United States Securities and Exchange Commission. These slides and any accompanying oral and written presentations contain forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding WTI-Brent crude oil differentials including improvement thereof and impact thereof on light crude oil refineries; global improvements and OPEC cuts; crude oil markets, production, quality, pricing, imports, global production decline, exports, cuts, growth and transportation costs; light production from shale plays and Permian growth; differentials including increases, trends and the impact of thereof on crack spreads; crude oil pricing; rig counts; Permian Crude capacity; pipeline takeaway capacity; crack spreads, refinery complexity, configurations, utilization, crude oil slate flexibility, capacities, equipment limits and margins; the ability to unlock value from the Alon USA Energy, Inc. (“ALJ”) and Alon USA Partners LP (“ALDW”) transactions from, among other things, simplification of corporate structure, synergy capture, improved operations, logistics growth, future dropdowns, cash flows, debt refinancing, run rate synergies and reduced public company costs; the ability to add flexibility and increase margin potential at the Krotz Springs refinery; improved product netbacks; our ability to complete the Alkylation project at Krotz Springs successfully or at all and the benefits, flexibility, returns and EBITDA therefrom; our ability to identify and complete California initiatives successfully or at all and the costs, cash flow and benefits thereof; the ability to complete the sale of four asphalt terminals and other assets to a third party successfully or at all and the timing and benefits therefrom; logistic asset growth; increases in drop down inventory and organic projects and the timing of and potential benefits therefrom; increased capacity on the Paline Pipeline and the impacts and benefits therefrom; potential logistics dropdowns and the benefits therefrom; the ability of the newly formed joint venture with Green Plains Partners LP to acquire additional assets, and the timing for and amount of such acquisitions; future distribution growth; retail growth and opportunities and the value therefrom; financial flexibility to support initiatives; long-term value creation from capital allocation; share repurchases and returning cash to shareholders; execution of strategic initiatives and the benefits therefrom; valuation relative to peer group; long term shareholder returns; organic growth; margin improvement; financial flexibility; access to crude oil and the benefits therefrom; potential dropdown EBITDA and the timing thereof. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: risks and uncertainties related to the ability to successfully integrate the businesses of Delek US, ALJ and ALDW; the risk that the combined company may be unable to achieve cost- cutting synergies, or it may take longer than expected to achieve those synergies; uncertainty related to timing and amount of value returned to shareholders; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks contained in Delek US’and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics Partners undertakes any obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek US and Delek Logistics believe that the presentation of earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, adjusted net income (loss) per share, distributable cash flow and distribution coverage ratio provides useful information to investors in assessing their financial condition, results of operations and cash flow their business is generating. EBITDA, adjusted EBITDA, adjusted net income (loss) per share, distributable cash flow and distribution coverage ratio should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, adjusted EBITDA, adjusted net income (loss) per share, distributable cash flow and distribution coverage ratio have important limitations as analytical tools because they exclude some, but not all, items that affect net income. Additionally, because EBITDA, adjusted EBITDA, adjusted net income (loss) per share, distributable cash flow and distribution coverage ratio may be defined differently by other companies in its industry, Delek US' and Delek Logistics’ definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see reconciliations of EBITDA, adjusted EBITDA, adjusted net income (loss) per share and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix.

Investment Highlights (1) Based on price per common share as of close of trading on March 5, 2018. (2) Currently 5.4% of the ownership interest in the general partner is owned by three members of senior management of Delek US (who are also directors of the general partner). The remaining ownership interest is held by a subsidiary of Delek US. (3) Please see page 36 for reconciliation of GAAP to non GAAP amounts 3 •Current Price: $34.67/share (1) •Market Capitalization: $2.9 billion (1) •NYSE: DKL: (Market cap $673.2 mm) Own 63.5%, including 2% GP(2) Overview (NYSE: DK) •Net income of $2.56/share •Adjusted net income of $0.50 /share •Adjusted EBITDA of $154.0 million Strong Fourth Quarter 2017 Performance (3) •Repurchased $118.8 million of stock from Nov. 2017 to Feb. 23, 2018 •Approved new $150.0 million authorization • Increased regular quarterly dividend by 33% to $0.20/share from $0.15/share Cash Returns to Shareholders •Closed Alon USA Energy transaction on July 1, 2017 to purchase remaining 53% •Closed purchase remaining 18.4% Alon USA Energy Partners LP units on February 7, 2018 •Executing on strategic initiatives to unlock value • Simplified corporate structure Alon Acquisition •December 31, 2017 balance sheet: •Delek US: $931.8 million of cash; $1,465.6 million of debt •Includes $4.7 million cash and $422.6 million debt of DKL Flexible Financial Position to Support Growth

Integrated Company with Asset Diversity and Scale Strategically Located Assets with Permian Basin Exposure 4 Retail • Approximately 300 stores • Southwest US locations • Largest licensee of 7- Eleven stores in the US • West Texas wholesale marketing business Asphalt (3) • 14 asphalt terminals located in TN, OK, TX, WA, CA, AZ and NV • Five terminals in CA, NV and AZ in process of being sold • Largest asphalt supplier in CA and second largest asphalt supplier in TX Refining (1) • 7th largest independent refiner • 302,000 bpd in total •El Dorado, AR •Tyler, TX •Big Spring, TX •Krotz Springs, LA • Crude oil supply: 262,000 bpd WTI linked (207,000 bpd of Permian access) Logistics (2) • 10 terminals • Approximately 1,290 miles of pipeline • 11.4 million bbls of storage capacity • West Texas wholesale • Joint venture crude oil pipelines: RIO / Caddo • Own 63.5%, incl. 2% GP, of DKL 1) California refineries have not operated since 2012 2) Amounts include the Big Spring drop down that is expected to close in March 2018 with an effective date of March 1, 2018. 3) On February 12, 2018, Delek announced definitive agreement to sell the Mojave, Elk Grove, Phoenix, Fernley and Bakersfield terminals for $75.0 million. Renewables Approx. 61m gallons Biodiesel: • Crossett, AR • Cleburne, TX Renewable Diesel/Jet: • California

Delek US Permian Focused WTI-Linked Crude Oil Refining System Current Refining Market Environment

Differential is additive to crack spread trends in the current market environment Midland WTI-Brent Crude Oil Price Differential Trends Improving 61) Differential source: Argus – March 5, 2018; futures based on ICE/NYMEX curve. • WTI versus Brent has widened • Began in early 2017 • Primary drivers of this change include: • Global market improvement - OPEC cuts • Current WTI price supports production in U.S. • Increased light production from Shale plays • Permian production has continued to grow • Transportation cost to clear light crude oil in the export market -$25.00 -$20.00 -$15.00 -$10.00 -$5.00 $0.00 $5.00 Jan-14 M ay-14 Sep-14 Jan-15 M ay-15 Sep-15 Jan-16 M ay-16 Sep-16 Jan-17 M ay-17 Sep-17 Jan-18 M ay-18 Sep-18 Jan-19 M ay-19 Sep-19 S p e r b b l . Cushing-Brent Differential Midland-Cushing Differential WTI Midland vs Brent, $/bbl (1) Outlook Futures curve

1) EIA production data through January 2018, Drilling Productivity Report; Baker Hughes rig count as of Feb 23, 2018. 2) Company estimates; current production based on EIA for January 2018. 7 Crude Oil Production Grew Despite Rig Decline (1) - 500 1,000 1,500 2,000 2,500 3,000 J a n - 0 7 J u n - 0 7 N o v - 0 7 A p r - 0 8 S e p - 0 8 F e b - 0 9 J u l - 0 9 D e c - 0 9 M a y - 1 0 O c t - 1 0 M a r - 1 1 A u g - 1 1 J a n - 1 2 J u n - 1 2 N o v - 1 2 A p r - 1 3 S e p - 1 3 F e b - 1 4 J u l - 1 4 D e c - 1 4 M a y - 1 5 O c t - 1 5 M a r - 1 6 A u g - 1 6 J a n - 1 7 J u n - 1 7 N o v - 1 7 0 100 200 300 400 500 600 P r o d u c t i o n , 0 0 0 b p d A c t i v e R i g C o u n t Rig Count Oil Prod. (MBbl/d) Production continued to grow through crude oil price volatility Permian Basin Attractive Drilling Economics Support Growth • Crude oil production benefited by low breakeven costs and improved efficiencies • As crude oil prices have increased, rig count has followed • Expected crude oil production growth of 600,000 bpd in 2018 and 2019 • Delek US has access to approximately 207,000 bpd of Permian Crude Permian Basin Crude Oil Production Growth (2) 0.9 0.9 1.0 1.2 1.4 1.6 1.9 2.0 2.4 3.1 3.7 2009 2010 2011 2012 2013 2014 2015 2016 2017E 2018E 2019E Current production Jan. 2018:2.8m bpd

Permian Basin Outlook - Production versus Pipeline Takeaway Capacity 8 • Outlook assumes production growth of approximately 600 kbpd • Permian pipeline take-away utilization should remain >90% during 2018 • Plains Sunrise Expansion and Cactus II are the only 2019 projects currently committed out of announced pipelines Source: Delek US, company reports. Takes into consideration pipelines that are currently being constructed and does not take into account announced potential pipelines that may be constructed in the future.

Crack Spread Cycle Turning Up Crack spread expected to continue upward trend 9 -$30 -$20 -$10 $0 $10 $20 $30 $40 $50 1 0 - J a n - 1 0 1 0 - M a r - 1 0 1 0 - M a y - 1 0 1 0 - J u l - 1 0 1 0 - S e p - 1 0 1 0 - N o v - 1 0 1 0 - J a n - 1 1 1 0 - M a r - 1 1 1 0 - M a y - 1 1 1 0 - J u l - 1 1 1 0 - S e p - 1 1 1 0 - N o v - 1 1 1 0 - J a n - 1 2 1 0 - M a r - 1 2 1 - M a y - 1 2 1 - J u l - 1 2 1 - S e p - 1 2 1 - N o v - 1 2 2 - J a n - 1 3 2 - M a r - 1 3 2 - M a y - 1 3 2 - J u l - 1 3 2 - S e p - 1 3 2 - N o v - 1 3 2 - J a n - 1 4 2 - M a r - 1 4 2 - M a y - 1 4 2 - J u l - 1 4 2 - S e p - 1 4 2 - N o v - 1 4 2 - J a n - 1 5 2 - M a r - 1 5 2 - M a y - 1 5 2 - J u l - 1 5 2 - S e p - 1 5 2 - N o v - 1 5 2 - J a n - 1 6 2 - M a r - 1 6 2 - M a y - 1 6 2 - J u l - 1 6 2 - S e p - 1 6 2 - N o v - 1 6 2 - J a n - 1 7 2 - M a r - 1 7 2 - M a y - 1 7 2 - J u l - 1 7 2 - S e p - 1 7 2 - N o v - 1 7 2 - J a n - 1 8 2 - M a r - 1 8 2 - M a y - 1 8 Q 3 2 0 1 8 2 0 1 9 Brent-WTI Cushing Spread Per Barrel WTI 5-3-2 Gulf Coast Crack Spread Per Barrel (1) Source: Platts as of March 5, 2018; 5-3-2 crack spread based on HSD. Mitsui Forward Curve as of March 5, 2018 (2) Crack Spreads: (+/-) Contango/Backwardation 2010 Avg: $9.08 2011 Avg: $23.78 2012 Avg: $26.91 2013 Avg: $18.08 2014 Avg: $12.60 2015 Avg: $15.67 2016 Avg: $10.36 2017 Avg: $13.51 2018F Avg: $13.29 2010 Brent- WTI Diff: $(0.67) 2011 Brent- WTI Diff: $(15.81) 2012 Brent- WTI Diff: $(17.57) 2013 Brent- WTI Diff: $(10.77) 2014 Brent- WTI Diff: $(6.48) 2015 Brent- WTI Diff: $(4.86) 2016 Brent- WTI Diff: $(1.71) 2017 Brent- WTI Diff: $(3.88) 2018F Brent- WTI Diff: $(3.70)

System with Over 300,000 bpd of Crude Oil Throughput Capacity (~69% Permian Basin Based) WTI-Linked Refining System with Permian Based Crude Oil Slate 10 Tyler, Texas • 75,000 bpd crude throughput • 8.7 complexity • Light crude refinery • Permian Basin and east Texas sourced crude El Dorado, Arkansas • 80,000 bpd crude throughput • 10.2 complexity • Flexibility to process medium and light crude • Permian Basin, local Arkansas, east Texas and Gulf Coast crudes Big Spring, Texas • 73,000 bpd crude throughput • 10.5 complexity • Process WTI and WTS crude • Located in the Permian Basin Krotz Springs, Louisiana • 74,000 bpd crude throughput • 8.4 complexity • Permian Basin, local and Gulf Coast crude sources Crude Oil Supply is Primarily WTI Linked barrels - • Currently approximately 262,000 bpd/95.6 million barrels per year; $1/bbl. change in WTI-Brent differential is approximately $96 million of EBITDA • Access to Permian crude oil accounts for 207,000 bpd/ 75 million barrels per year of crude oil supply • Krotz Springs – Midland vs LLS - Ability to increase Midland barrels by 10,000 bpd Big Spring 73 kbpd 26.6 m bbls 100% WTI linked Tyler 75 kbpd 27.4 m bbls 100% WTI linked El Dorado 80 kbpd 29.2 m bbls 100% WTI linked Krotz 74 kbpd 27.0 m bbls 46% WTI linked

Initiatives Underway to Create Sustainable Value

Simplifies corporate structure of Delek US Acquisition of the remaining Alon USA Partners LP Units 12 • On February 7, 2018, acquired remaining limited partner units of Alon USA Partners (ALDW) • Delek US owned 81.6% of the outstanding common units • All stock for unit transaction for remaining 18.4% of the outstanding common units • Exchange ratio of 0.49 shares of Delek US for each ALDW common unit not already owned by Delek US • Expected benefits • Simplified corporate structure • Ability to reallocate cash flow from distributions to investment • Enables ability to more efficiently drop down logistic assets to DKL in the future • Ability to use the balance sheet strength of Delek US to refinance high cost debt at ALDW • Reduces number of public companies to 2 (DK and DKL) lowering public company costs

Robust Synergy Opportunity from DK/ALJ Combination

On track to capture targeted synergies from transaction

Type	Description	New Estimate	Previous Estimate
Commercial	• Logistics, purchase and trading benefits from a larger platform	• **$20-$30 m**	• $20-$35 m
Operational	• Sharing of resources across the platform; improved insurance and procurement efficiencies	• **$19-$22 m**	• $13-$15 m
Cost of Capital	• Benefit from Delek US' financial position to reduce interest expense through refinancing efforts	• **$30-$31 m**	• $19-$20 m
Corporate	• Reducing the number of public companies; consolidating functions to improve efficiencies	• **$36-$37 m**	• $33-$35 m



($ in millions)
$105-$120
Commercial
Operational
Cost of Capital
Corporate
$89
Commercial
Operational
Cost of Capital
Corporate
Target
To Date 12/31/17

Expect to achieve run-rate synergies of approximately $105-$120 million in 2018;

Increased from original target of $85-$105 million

$89 million of annualized synergies captured as of Dec. 31, 2017

13

Areas of focus to add flexibility and increase margin potential from refinery Krotz Springs Improvement Initiatives 14 Improve Units to Add Product Flexibility • Alkylation Project – under construction - provides ability to upgrade low value production into higher value gasoline Crude – Transportation and Flexibility • Transportation – focus on reducing the cost of crude oil delivered into Krotz Springs • Flexibility – Working with DKL to explore ways to increase ability to access lower cost crude oil • Create ability to adjust crude slate between LLS and Midland based on market conditions and refinery runs Product Netback Improvement • Build out wholesale business along the Colonial Pipeline system

Expected annual EBITDA $35 to $40 million; Target completion in 1Q19 Krotz Springs Alkylation Project 15 • Alkylation unit with 6,000 bpd capacity • Approx. $103.0 estimated capital costs with $29.0 million spent as of Dec. 31, 2017 • Improves refinery flexibility • Converts lower priced iso-butane into higher value alkylate • Enables multiple summer grades of gasoline to be produced • Increases octane to produce premium gasoline • Ability to access local markets • Estimated project returns • Estimated annual EBITDA(1) $35-$40 million • Driven by the conversion/Reduces dependency on crack spread environment for project return • Economics based on 67 cents/gallon spread between CBOB 7.8 and iso-butane • Sensitivity: each 10 cents/gallon change equals $3.2 million EBITDA change $0.69 $0.97 $1.23 $1.21 $0.90 $0.61 $0.65 $0.69 0.00 0.20 0.40 0.60 0.80 1.00 1.20 1.40 S p r e a d , C P G Gulf Coast CBOB 7.8 – Isobutane Spread 38.4 44.0 22.2 22.2 8.0 8.0 11.1 8.7 Base Alky Change in Yields, in 000 bpd Gasoline Diesel/Jet Heavy Oils Other 1) Please see page 37 for a reconciliation of forecasted EBITDA to forecasted net income.

Assets are non core to Delek US geographic footprint; Exploring ways to derive value and reduce costs Non-Core Asset Divesture Initiatives 16 • West Coast Asphalt Terminals • On February 12, 2018 announced definitive agreement to sell West Coast terminals • $75.0 million in cash plus working capital • Four asphalt terminals in Bakersfield, Mojave and Elk Grove, CA and Phoenix, AZ • Delek US’ 50 % equity interest in the Paramount-Nevada Asphalt Company, LLC joint venture that operates an asphalt terminal located in Fernley, Nevada • Timing: Expected to close in first half 2018 subject to customary closing conditions, certain preferential rights under the joint venture arrangement and regulatory approval. • Paramount/Long Beach/Bakersfield, California assets • Refining assets have been idled since 2012 • Alt Air renewable fuels facility operates at the Paramount location • Target to exit J Aron financing agreement for California mid-2018 that should reduce interest and fees • Current status: • Paramount and Long Beach (1) - Evaluating options to divest assets • Bakersfield (1) - Evaluating options to lower carrying cost of this location • Goal to divest assets to strategic buyers, returning cash to Delek US and reducing costs related to these assets over time. • $40.0-$45.0 million potential cost savings by divesting all California assets (2); cash flow to Delek from asset sales 1) At Sept. 30, 2017 Paramount and Long Beach were moved to discontinued operations per accounting requirements due to efforts to divest the operations. Bakersfield remains as part of continuing operations. 2) This amounts excludes any benefit from the biodiesel tax credit at Alt Air. Including a biodiesel tax credit at Alt Air the estimated range would be $20.0 to $25.0 million.

Logistics Assets Positioned for Growth

• ~805 miles (1) of crude and product transportation pipelines, including the 195 mile crude oil pipeline from Longview to Nederland, TX • ~ 600 mile crude oil gathering system in AR • Storage facilities with 10 million barrels (2) of active shell capacity • Rail Offloading Facility Pipelines/Transportation Segment • Wholesale and marketing business in Texas • 10 light product terminals: (2) TX, TN, AR • Approx. 1.4 million barrels (2)of active shell capacity Wholesale/Terminalling Segment 18 Logistics Assets Positioned to Benefit from Permian Basin Activity Growing logistics assets support crude sourcing and product marketing for customers (1) Includes approximately 240 miles of leased pipeline capacity. (2) Amounts include the Big Spring drop down that is expected to close in March 2018 with an effective date of March 1, 2018.

Increased Drop Down Inventory plus Organic Project Creates Platform to Support Logistics Growth 19 Potential Growth for DKL • Delek Logistics Partners provides platform to unlock logistics value • Increased access to Permian and Delaware basin through presence of Big Spring refinery • Improves ability to develop crude oil gathering and terminalling assets • Big Spring Logistics assets dropdown expected to close in March 2018 • $40 million est. annualized EBITDA • Completed Paline Pipeline expansion in early March 2018 • Capacity to 42,000 bpd from 35,000 bod • $8 million est. annualized EBITDA uplift • Potential Drop Down Inventory: • Krotz Springs Assets - $30 to $34 million EBITDA/ year (2) 1) Information for illustrative purposes only to show potential based on estimated dropdown assets listed. Actual amounts will vary based on market conditions, which assets are dropped, timing of dropdowns, timing of Paline Pipeline 7,000 bpd capacity expansion, actual performance of the assets and Delek Logistics in the future. 2) Please see page 38 and 39 for a reconciliation of EBITDA. Strong EBITDA Growth Profile Supporting Distribution Growth (1) $115 $8 $40 $32 $196 $- $50.0 $100.0 $150.0 $200.0 $250.0 DKL EBITDA 2017 Annualized EBITDA - Paline expansion March 2018 Big Spring Drop Down Inventory March 2018 Krotz Springs Drop Down Inventory Total EBITDA Potential ($ in millions) Note: based on DKL LTM EBITDA + potential dropdowns + Paline expansion Target 2019

20 1) Please see page 39 for a reconciliation of EBITDA. Big Spring Logistics Asset Dropdown • Drop down expected to close in March with an effective date of March 1, 2018 • Purchase price of $315.0 million which equates to a 7.8x EBITDA multiple. • Expected annualized EBITDA of $40.2 million • Financed through a combination of cash on hand and borrowings on the revolving credit facility. • This acquisition consists of: • Storage tanks and salt wells – ~2.9 million barrels of aggregate shell capacity, consisting of 62 tanks, 4 salt wells and ancillary assets, including piping and pumps located at the refinery. • Product terminals – Consists of an asphalt terminal that operated at 3,900 bpd during 2H17 and a light products terminal with 54,000 bpd throughput capacity, which operated at 28,000 bpd during 2H17 • Marketing agreement – Delek US will enter into a new wholesale marketing agreement whereby Delek Logistics will provide services necessary to market various refinery products produced at the Big Spring refinery. During 2H17, total sales volume for products to be covered by this agreement was ~74,700 bpd

21 Joint Venture with Green Plains Partners Improves logistics presence in North Little Rock and east Texas • On February 20, 2018 announced a joint venture with Green Plains Partners to purchase third party logistics assets • Acquisition • Two light products terminals – Caddo Mills, TX and North Little Rock, AR • Purchased from an affiliate of American Midstream for $138.5 million in cash • Subject to customary closing conditions and regulatory approval, the transaction is expected to close in the first half of 2018 • Joint venture structure • Immediately prior to closing Delek Logistics will contribute its North Little Rock, Arkansas terminal and the Greenville tank farm located in Caddo Mills, Texas location plus approximately $57.25 million in cash • At closing, Green Plains will contribute approximately $81.25 million in cash • Delek Logistics will be the operator • Strategic Rationale • Acquired and contributed assets are complementary creating synergy opportunities • Well positioned to support Delek US’ Tyler, Texas and El Dorado, AR refineries • North Little Rock location has ability to unload ethanol unit trains • Expected annualized EBITDA of $19.2 million in 2019 at joint venture 1) Please see page 39 for a reconciliation of EBITDA.

Positive Outlook for Paline Pipeline and West Texas Wholesale 22 • Approximately 195-mile 35 kbpd crude oil pipeline from Longview, TX south to Beaumont • Allows shippers the ability to ship Midland or Cushing crude barrels to the Gulf Coast • Adding capacity in March 2018 • Adding pump capacity to achieve 42,000 bpd • Evaluating potential for additional capacity • Transmission service agreement period until February 28, 2018 for one year minimum volume commitments 1) Source: Baker Hughes Drilling Rig report through Feb. 16, 2018. 2) RINs gross margin benefit included in the 2013 west Texas gross margin per barrel was approximately $6.4 million, or $0.99/Bbl, 2014 gross margin included $4.6 million, or $0.75/Bbl, 2015 gross margin included $5.3 million, or $0.89/Bbl, 2016 gross margin included $6.7 million, or $1.39/bbl, 2017 gross margin included $5.6 million, or $1.11/bbl Paline Pipeline West Texas Wholesale • Operates in an area around the Permian Basin; Complementary to Delek US refining / retail in region: • Purchases refined products from third parties for resale at owned and third party terminals in west Texas • Includes ethanol blending activity • Drilling rig count has increased since May 2016; there are currently 433 rigs operating in the Permian Basin(1) West Texas Wholesale and Marketing Gross Margin 13,377 Bbl/d 14,353 Bbl/d 15,493 Bbl/d 16,523 Bbl/d 18,156 Bbl/d 16,707 Bbl/d 16,357 Bbl/d 13.482 Bbl/d (2) (2) (2) (2) ($ in millions) 13.942 Bbl/d13,257 Bbl/d (2) (2) $7.2 $7.6 $8.5 $15.5 $14.0 $28.2 $8.0 $6.9 $20.3 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2009 2010 2011 2012 2013 2014 2015 2016 2017 13,377 bpd 14,353 bpd 15,493 bpd 16,523 bpd 18,156 bpd 16,707 bpd 16,357 bpd 13,257bpd 13,817 bpd

23 Delek US GP and IDR Ownership is in DKL in the high splits Future Potential Dropdowns to DKL Benefit Delek US Cash Flow Supports Long Term Distribution Growth at Delek Logistics Total Quarterly Distribution Per Unit Target Amount Unitholders General Partner Minimum Quarterly Distribution below $0.37500 98.0% 2.0% First Target Distribution $0.37500 to $0.43125 98.0% 2.0% Second Target Distribution $0.43125 to $0.46875 85.0% 15.0% Third Target Distribution $0.46875 to $0.56250 75.0% 25.0% Thereafter above $0.56250 50.0% 50.0% • DKL Distribution was $0.725/unit for 4Q 2017 • DKL distribution growth target per LP unit of at least 10% annually through 2019 • Delek US Ownership: • 61.5% of LP Units • 2% GP Interest (1) Based on no change in number of units and assumes all units are paid distribution, including IDRs to Delek US and its affiliates. Targeted annual growth rate in distribution based on 10% through 2019 per Delek Logistics guidance in 4Q16 earnings release. Growth based on declared amounts. Growth from 2019 to 2020 based on 10% per year. Delek US and affiliates own approximately 61% of limited partner units and 100% of the general partner units. Information for illustrative purposes only, actual amounts will be determined by Delek Logistics based on future performance and pursuant to its partnership agreement. Assumed Annual Distribution (LP and GP) to Delek US if Delek Logistics were to have a long term distribution growth of 10% per year.(1) Combination of all Alon logistic assets, including asphalt, could potentially support growth to 2020 $28.1 $33.1 $38.3 $42.7 $47.0 $51.7 $56.8$1.9 $5.0 $12.4 $18.8 $24.0 $31.5 $39.6 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2014 2015 2016 2017E 2018E 2019E 2020E Distribution - LP Distribution - GP $ in millions 2016 – 2020E GP distribution CAGR +33%

24 (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 38 for reconciliation. (3) 4Q17 based on total distributions paid on February 12, 2018. (4) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015. (5) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods. 1.70x 1.58x 2.28x 2.40x 3.21x 2.69x 2.55x 2.56x 3.00x 3.14x 3.11x 3.49x 3.48x 3.47x 3.70x 3.85x 3.83x 3.88x 3.72x 3.77x 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 DKL: Increased Distribution with Conservative Coverage and Leverage Distribution per unit has been increased twentieth consecutive time since the IPO Distributable Cash Flow Coverage Ratio (2)(3)(4) Leverage Ratio (5) $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 $0.530 $0.550 $0.570 $0.590 $0.610 $0.630 $0.655 $0.680 $0.690 $0.705 $0.715 $0.725 MQD (1)1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Increased 93.3% through 4Q 2017 distribution 1.39x 1.32x 1.35x 1.30x 1.61x 2.02x 1.42x 1.67x 1.25x 1.49x 1.47x 1.18x 1.20x 1.29x 0.98x 1.00x 0.88x 1.06x 0.97x 0.96x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q16 1Q17 2Q17 3Q17 4Q17 Avg. 1.35x in 2013 Avg. 1.68x in 2014 Avg. 1.35x in 2015 Avg. 1.11x in 2016 Avg. 0.97x in 2017

Opportunities for Retail

Integrated wholesale marketing and retail network at Big Spring; complementary to DKL west Texas

Current Retail Operations

- Approximately 300 store retail system in Central/west Texas and New Mexico
    - Supplies ~635 branded sites, including substantially all of Alon's retail sites
- Opportunity to invest in business to improves store base and grow over time to increase retail system value

Prior Retail Experience

- Built Southeast U.S. retail system with 348 stores
- In November 2016 sold the network for $535.0 million, net cash proceeds of $377.3 million before tax
- Deal value of approximately 12.7x EBITDA multiple


Albuquerque
Phoenix
Tucson
El Paso
Big Spring
Abilene
Wichita Falls
Tyler
El Dorado
Krotz Springs
Legend:
Refineries
Branded license agreement and payment card location
Branded company-operated and distributor location
Unbranded supply available
DKL served terminals

Comparative Retail Transaction EBITDA Multiples


Median: 10.4x
13.6x
16.4x
6.9x
7.9x
19.3x
7.8x
10.4x
12.7x
Susser (2014)
Hess (2014)
Pioneer (2014)
Aloha (2014)
Warren (2014)
Pantry (2014)
CST Brands (2016)
DK Retail (2016)

25

Solid Financial Position

Financial Strength and Flexibility to Support Initiatives

At December 31, 2017 approximately $932 million of cash

- **Focused on growing business, while maintaining financial flexibility**
  - Sold retail assets in Nov. 2016 for $535 million
  - Closed Alon transaction on July 1, 2017
- **At December 31 cash balance of $932 million and net debt of $534 million**
  - Net debt of $116 million excluding DKL related cash/debt
- **Current balance sheet should have financial flexibility to support:**
  - Opportunity for cost of capital benefits from combination estimated to be approximately $30 million
  - Capital allocation program focused on investment, return to shareholders and growth over cycle

Cash Balance ($MM) (1)



$40
$219
$590
$383
$430
$287
$689
$932
2010
2011
2012
2013
2014
2015
2016
2017

Capitalization as of December 31, 2017 (2)

($ in millions)	
Current Debt	$590.2
Long-Term Debt	875.4
Total Debt	**$1,465.6**
Cash	($931.8)
Net Debt Delek US Consolidated	**$533.8**
Delek Logistics	
Total Debt	**$422.6**
Cash	($4.7)
Net Debt Delek Logistics	**$417.9**
Net Debt Delek US excluding DKL	**$115.9**

1) Amounts prior to 4Q16 have been adjusted to remove cash associated the retail operations that were sold in November 2016.
2) Based on company filings as of 12/31/17.

27

Capital Allocation Focused on Long-Term Value Creation

- **Invest in the business**
  - 2018 spending includes the Alky unit project at Krotz Springs
  - 1Q 2019 El Dorado Turnaround planning underway
- **Programs in place allow different options to return cash to shareholders**
  - Increased regular dividend by 33% to $0.20/qtr
  - $150 million DK share repurchase plan[1] with approximately $30 million remaining as of 2/28/18
  - New $150 million DK share repurchase plan[1] approved; total authorization of $180 million
- **Announced $75.0 million of asset divestitures in February 2018**

Historical Capital Spending [3]



($ in millions)
$88.6
$157.1
$213.6
$191.0
$46.3
$177.5
$211.5
2012A
2013A
2014A
2015A
2016A
2017A
2018E

Dividends Declared ($/share)



Regular
Special
$0.15
$0.15
$0.33
$0.15
$0.60
$0.39
$0.21
$0.95
$0.40
$0.55
$1.00
$0.40
$0.60
$0.60
$0.60
$0.60
$0.80
2010
2011
2012
2013
2014
2015
2016
2017
2018F(2)

DK Share Repurchases ($MM)



$37.0
$74.6
$42.3
$6.0
$25.0
$95.3
2013
2014
2015
2016
4Q17
1Q18 to date - 2/28/18

1) These plans do not have expiration dates.
2) Based on annualized quarterly dividend of $0.20/share declared on 2/26/18. Actual amount for 2018 subject to approval by the Board of Directors during the year.
3) In addition to 2018 capital expenditures shown, there is approximately $40.0 million of midstream projects to enhance Delek's Permian position in 2018.

28

Initiatives Underway to Create Sustainable Value Execution of strategic initiatives 29 •$89 million captured on annualized basis in 4Q17 • Increased annualized target range to $105 million to $120 million •On track to reach annualized goal in 2018 Synergies • Improve Krotz Springs refinery flexibility •$103 million project; expected completion in 1Q19 •$35 to $40 million annual EBITDA potential Invest in the Business (Alky Project) • Increase capacity to 42,000 bpd from 35,000 bpd •$8.0 million potential EBITDA uplift on annual basis Invest in the Business (Paline Capacity Increase) •Divest assets to create cash flow to Delek US •$40 to $45 million potential savings from CA assets •Announced $75 million of asset sales in February 2018 Divest Non core assets •Announced $315 million Big Spring drop down to DKL- $40 million annualized EBITDA •Approximately $32 million of potential logistics annualized EBITDA in dropdown inventory •Supports growth at DKL Unlock Logistics Value

Current Valuation Below Peer EV to EBITDA Permian focused refining system with flexible financial position 30(1) Based on NASDAQ IR Insights/Factset as of March 5, 2018. • Balance sheet with $932 million of cash at 4Q17 supports company initiatives • Permian focused refining system • Capital allocation program returning cash to shareholders through share repurchases • Current valuation for Delek US below peer group may create attractive opportunity 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x EV/EBITDA 2018 2019 18 avg 19 avg

31 Complementary Logistics Systems Significant Organic Growth / Margin Improvement Opportunities Focus on Long Term Shareholder Returns Financial FlexibilityPermian Focused Refining System Questions and Answers An Integrated and Diversified Refining, Logistics and Marketing Company

Appendix

Delek US Focused on Growth through Acquisitions

Assets Purchased	2005 to 2007	2011 to 2012	2013 to Current
Crude Gathering		2011 SALA Gathering Lion Oil acquisition	Increased Gathering East and West Texas
Crude Logistics		2011 Paline Pipeline $50 mm 2012 Nettleton Pipeline $12.3 mm	DKL Joint Ventures RIO Pipeline Caddo Pipeline Exp. Inv.: ~$104 mm
Refining	2005 Tyler refinery & related assets $68.1 mm(1)	2011 Lion refinery & related pipeline & terminals $228.7 mm(1)	2013 Biodiesel Facility $5.3 mm 2014 Biodiesel Facility $11.1 mm 2015 47% ownership in Alon USA 2017 Acquired rest of Alon USA 2018 Acquired rest of Alon USA Partners
Product Logistics	2006 Abilene & San Angelo terminals $55.1 mm	2012 Big Sandy terminal & pipeline $11.0 mm	2013 Tyler-Big Sandy Pipeline $5.7 mm 2013 North Little Rock Product Terminal $5.0 mm 2014 Mt. Pleasant System $11.1 mm (2) 2014 Frank Thompson Transport $11.9 mm
Retail	Acquisition Completed 171 retail fuel & convenience stores & related assets $157.3 mm	2011 - 2014 Building new large format convenience stores	2015 47% ownership in Alon USA 2016 Sold MAPCO for $535mm 2017 Acquired rest of Alon USA

(1) Includes logistic assets in purchase price. Purchase price includes working capital for refineries.
(2) Mt. Pleasant includes $1.1 million of inventory.

Refinery Segment | Logistics Segment | Retail Segment

33

34 Current Delek US Corporate Structure (1) As of December 31, 2017, a 5.4% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest is indirectly held by Delek US. (2) Market cap based on share and unit prices on March 5, 2018. 94.6% ownership interest (1) 2.0% interest General partner interest Incentive distribution rightsDelek Logistics Partners, LP NYSE: DKL Market Cap: $673.2 million Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK Market Cap: $2.9 billion 61.5% interest in LP units

Access to Midland Crude Oil Benefits Margins

WTI Midland vs. WTI Cushing Crude Oil Pricing



($ per barrel)
$2.00
$0.00
($2.00)
($4.00)
($6.00)
($8.00)
($10.00)
($12.00)
($14.00)
Jan-11 through Apr-18
Approx. 207,000 bpd of Midland crude oil in DK system

Source: Argus – as of March 5, 2018

35

Non GAAP Reconciliations Delek US EPS and EBITDA

Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,	
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)	
Reported net income (loss) per share attributable to Delek	$ 211.1	$ 44.2	$ 288.8	$ (153.7)
Add:				
Interest expense, net	30.0	13.1	89.8	52.9
Income tax expense - continuing operations	(140.7)	(34.7)	(29.2)	(171.5)
Depreciation and amortization	47.9	29.8	153.3	116.4
EBITDA	148.3	52.4	502.7	(155.9)
Adjustments				
Net inventory valuation gain	(14.4)	(7.8)	(14.0)	(33.8)
Alon goodwill impairment	—	—	—	—
Asset write offs	—	2.7	0.7	4.9
Business interruption proceeds	—	—	—	(42.4)
Unrealized hedging loss	2.0	12.5	13.0	34.2
Loss on impairment of equity method investment in Alon	—	—	—	245.3
Inventory fair value adjustment	—	—	33.2	—
Transaction related expenses	2.3	6.0	24.7	8.9
Gain on remeasurement of equity method investment in Alon	—	—	(190.1)	—
Non controlling interest	14.0	4.6	33.8	20.3
Discontinued operations loss (gain), net of tax	1.8	(80.8)	5.9	(86.3)
Total adjustments	5.7	(62.8)	(92.8)	151.1
Adjusted EBITDA	$ 154.0	$ (10.4)	$ 409.9	$ (4.8)

Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted Net Income (Loss)	Three Months Ended December 31,		Year Ended December 31,	
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)	
Reported net income (loss) per share attributable to Delek	$2.56	$0.72	$4.00	($2.49)
Adjustments, after tax (per share) (13)				
Net inventory valuation gain	(0.11)	(0.08)	(0.12)	(0.35)
Alon goodwill impairment	—	—	—	—
Asset write offs	—	0.03	0.01	0.05
Business interruption proceeds	—	—	—	(0.44)
Unrealized hedging loss	0.02	0.13	0.12	0.36
Loss on impairment of equity method investment	—	—	—	2.50
Inventory fair value adjustment	—	—	0.26	—
Transaction related expenses	0.03	0.06	0.24	0.09
Gain on remeasurement of equity method investment in Alon	—	—	(1.67)	—
Deferred tax write-off	—	—	0.65	—
Tax Cuts and Jobs Act adjustment	(2.02)	—	(2.31)	—
Discontinued operations loss (gain)	0.02	(1.31)	0.08	(1.39)
Total adjustments	(2.06)	(1.17)	(2.74)	0.81
Adjusted net income (loss) per share	$0.50	($0.45)	$1.26	($1.68)

36

Non GAAP Reconciliations of Potential Alky Unit EBITDA (1) 37 (1) Based on projected range of potential future performance from the alkylation unit project at Krotz Springs. Amounts of EBITDA, net income and timing will vary. Actual amounts will be based on timing of completion, performance of the project and market conditions. Reconciliation of Forecast U.S. GAAP Net Income (Loss) to Forecast EBITDA for Alkylation Project Forecasted Range Forecasted Net Income $ 17.8 $ 21.0 Add: Interest Expense, net — — Income tax expense 10.3 12.1 Depreciation and amortization 6.9 6.9 Forecasted EBITDA $ 35.0 $ 40.0

Non GAAP Reconciliations of Potential Dropdown EBITDA (1) 38 (1) Based on projected range of potential future logistics assets that could be dropped to Delek Logistics from Delek US in the future. Amounts of EBITDA, net income and timing will vary, which will affect the potential future EBITDA and associated deprecation and interest at DKL. Actual amounts will be based on timing, performance of the assets, DKL’s growth plans and valuation multiples for such assets at the time of any transaction. Reconciliation of Forecasted Logistics Dropdown EBITDA to Forecasted Amounts under US GAAP Delek Logistics Partners LP ($ in millions) Forecasted Net Income Range 2.9$ 3.3$ Add: Depreciation and amortization expenses 15.6$ 17.7$ Add: Interest and financing costs, net 11.5$ 13.0$ Forecasted EBITDA Range 30.0$ 34.0$ Potential Dropdown Range

Non GAAP Reconciliations of EBITDA (1) 39 (1) Amounts of EBITDA, net income and timing will vary, which will affect the potential future EBITDA and associated deprecation and interest at DKL. Actual amounts will be based on timing, performance of the assets, DKL’s growth plans and valuation multiples for such assets at the time of any transaction. (2) This amount represents the forecasted 2019 performance for the total joint venture. Each partner will record performance based on their respective percentage ownership in the joint venture. ($ in millions) Tanks, Terminals and Marketing Agreement Forecasted Net income $ 20.5 Add: Income tax expense - Depreciation and amortization 5.1 Interest expense, net 14.6 Forecasted EBITDA $ 40.2 Big Spring Logistics Drop Down and Marketing Agreement Reconciliation of Forecasted Annualized EBITDA to Forecasted Net Income ($ in millions) DKGP Joint Venture (2) Forecasted Net income $ 11.0 Add: Income tax expense - Depreciation and amortization 8.2 Interest expense, net - Forecasted EBITDA $ 19.2 DKGP Energy Terminals LLC Reconciliation of Forecasted 2019 EBITDA to Forecasted Net Income

DKL: Reconciliation of Cash Available for Distribution 40 (1) Distribution based on actual amounts distributed during the periods; does not include a LTIP accrual. Coverage is defined as cash available for distribution divided by total distribution. (2) Results in 2013, 2014 and 2015 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015. Note: May not foot due to rounding and annual adjustments that occurred in year end reporting.

DKL: Income Statement and Non-GAAP EBITDA Reconciliation

	2013[4]	1Q14[4]	2Q14	3Q14	4Q14	2014[4]	1Q15[5]	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17	3Q17	4Q17	2017
Total Net Sales	**$907.4**	**$203.5**	**$236.3**	**$228.0**	**$173.3**	**$841.2**	**$143.5**	**$172.1**	**$165.1**	**$108.9**	**$589.7**	**$104.1**	**$111.9**	**$107.5**	**$124.7**	**$448.1**	**$129.5**	**$126.8**	**$130.6**	**$151.2**	**$538.1**
Cost of Goods Sold	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)	(71.0)	(436.3)	(66.8)	(73.1)	($73.5)	($88.8)	(302.2)	(92.6)	(85.0)	($89.1)	($106.1)	(372.9)
Operating Expenses	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)	(11.7)	(44.8)	(10.5)	(8.7)	($9.3)	($8.8)	(37.2)	(10.4)	(10.0)	($10.7)	($12.3)	(43.3)
Contribution Margin	**$70.3**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$106.0**	**$24.5**	**$28.8**	**$29.1**	**$26.2**	**$108.6**	**$26.8**	**$30.0**	**$24.7**	**$27.2**	**$108.7**	**$26.5**	**$31.8**	**$30.8**	**$32.8**	**$121.9**
Depreciation and Amortization	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)	(5.9)	(19.2)	(5.0)	(4.8)	($5.4)	($5.6)	(20.8)	(5.2)	(5.7)	($5.5)	($5.5)	(21.9)
General and Administration Expense	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)	(2.3)	(11.4)	(2.9)	(2.7)	($2.3)	($2.3)	(10.3)	(2.8)	(2.7)	($2.8)	($3.6)	(11.8)
Gain (Loss) on Asset Disposal	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-	(0.1)	(0.1)	0.0	-	($0.0)	$0.0	0.0	(0.0)	0.0	($0.0)	($0.0)	(0.0)
Operating Income	**$53.2**	**$16.8**	**$24.4**	**$17.5**	**$22.1**	**$80.8**	**$17.1**	**$21.1**	**$21.8**	**$17.9**	**$77.9**	**$19.0**	**$22.5**	**$17.0**	**$19.2**	**$77.7**	**$18.5**	**$23.4**	**$22.6**	**$23.7**	**$88.1**
Interest Expense, net	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)	(3.0)	(10.7)	(3.2)	(3.3)	($3.4)	($3.7)	(13.6)	(4.1)	(5.5)	($7.1)	($7.3)	(23.9)
(Loss) Income from Equity Method Invesments								(0.1)	(0.3)	(0.1)	(0.6)	(0.2)	(0.2)	($0.3)	($0.4)	(1.2)	0.2	1.2	$1.6	$1.9	5.0
Income Taxes	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)	0.6	0.2	(0.1)	(0.129)	($0.1)	$0.3	(0.1)	(0.1)	(0.1)	($0.2)	$0.6	0.2
Net Income	**$47.8**	**$14.7**	**$21.8**	**$15.1**	**$20.5**	**$72.0**	**$14.6**	**$18.3**	**$18.6**	**$15.3**	**$66.8**	**$15.4**	**$18.9**	**$13.2**	**$15.3**	**$62.8**	**$14.6**	**$19.0**	**$16.9**	**$18.9**	**$69.4**
EBITDA:																					
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8	$14.6	$19.0	$16.9	$18.9	$69.4
Income Taxes	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1	(0.6)	(0.2)	0.1	0.1	$0.1	($0.3)	0.1	0.1	0.1	0.2	(0.6)	(0.2)
Depreciation and Amortization	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5	5.9	19.2	5.0	4.8	$5.4	$5.6	20.8	5.2	5.7	5.5	5.5	21.9
Interest Expense, net	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8	3.0	10.7	3.2	3.3	$3.4	$3.7	13.6	4.1	5.5	7.1	7.3	23.9
EBITDA	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4	$21.1	$25.7	$26.1	$23.6	$96.5	$23.7	$27.1	$22.0	$24.4	$97.3	$23.9	$30.3	$29.7	$31.1	$115.0

(1) Includes approximately $2.0 million of estimated annual incremental general and administrative expenses expected to incur as a result of being a separate publicly traded partnership.
(2) Interest expense and cash interest both include commitment fees and interest expense that would have been paid by the predecessor had the revolving credit facility been in place during the 12 months ended 9/30/13 period presented and Delek Logistics had borrowed $90.0 million under the facility at the beginning of the period. Interest expense also includes the amortization of debt issuance costs incurred in connection with our revolving credit facility.
(3) Forecast provided in the IPO prospectus on Nov. 1, 2012.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 drop downs.
Note: May not foot due to rounding.

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Investor Relations Contact: Kevin Kremke Keith Johnson Executive Vice President, CFO Vice President of Investor Relations 615-224-1323 615-435-1366